Exhibit 10.1

Execution Version

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 25, 2022 (the “Amendment Date”), by and between Ventoux CCM Acquisition Corp., a Delaware corporation (the “Company”), Lake Vineyard Fund LP and Silver Rock Empire Fund LP — Series 2022 (collectively, “Subscriber”), and, solely for the purposes of Section 8(d) herein, E la Carte, Inc., a Delaware corporation (“Presto”).

WHEREAS, on November 10, 2021, the Company and Subscriber entered into a subscription agreement (the “Original Subscription Agreement”);

WHEREAS, on November 10, 2021, the Company entered into a definitive agreement with Presto and the other parties thereto, as amended on April 1, 2022 and July 25, 2022, providing for the combination of the Company and Presto (as amended, the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, the parties hereto desire to amend and restate the Original Subscription Agreement in its entirety;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, $25,000,000 aggregate principal amount of the Company’s 15.0% Cash + 5.0% PIK convertible senior notes due 2026 (the “Notes”) as set forth on the signature pages hereto (the “Subscribed Notes”) and that number of warrants (the “Warrants”) to purchase an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as set forth on the signature pages hereto (the “Subscribed Warrants” and, together with the Subscribed Notes, the “Subscribed Securities”) for an aggregate purchase price equal to 100.0% of the principal amount of the Subscribed Notes (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, substantially concurrently with the execution of the Original Subscription Agreement or prior to the closing date of the Transaction (the “Closing Date”), the Company entered into or will enter into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”), with certain other accredited investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement (other than with respect to (t) the amounts, price and types of the Company’s securities to be subscribed for and purchased by the Other Subscribers and any terms relating to such other types of the Company’s securities, (u) certain fees payable by Presto to and board observer rights granted to Lake Vineyard Fund LP and Silver Rock Empire Fund LP — Series 2022 and their affiliates, (v) the purchase of Common Stock from the Sponsors (as defined herein), (w) certain rights to nominate a member of the Company’s board of directors after and contingent upon the Closing (as defined herein), (x) certain closing conditions in the Other Subscription Agreements relating to the Subscribed Notes and the payment of expenses in the Transaction, (y) (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber and (ii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity and (z) certain registration rights and related indemnity provisions), pursuant to which such investors shall agree or have agreed to purchase on the Closing Date shares of Common Stock (together with the Subscribed Securities, the “Aggregate Subscribed Securities”);

WHEREAS, in connection with the issuance of the Subscribed Notes on the Closing Date, the Company and U.S. Bank National Association, as trustee (the “Trustee”), will enter into an indenture in respect of the Notes in substantially the form attached hereto as Exhibit A (the “Indenture”); and

WHEREAS, in connection with the issuance of the Subscribed Warrants on the Closing Date, the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, will enter into an amended and restated warrant agreement in respect of the Subscribed Warrants in substantially the form attached hereto as Exhibit B (the “Warrant Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree that the Original Subscription Agreement is amended and restated in its entirety by this Subscription Agreement, and further agree as follows:

1. Subscription; Fee.

a. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Securities (such subscription and issuance, the “Subscription”).

b. At the Closing, the Company shall pay Subscriber or their designee(s) collectively a one-time fee equal to 2.0% of the aggregate principal amount of the Subscribed Notes.

2. Closing.

a. Subject to the terms of this Subscription Agreement, the consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately prior to or substantially concurrently with the consummation of the Transaction.

b. At least 15 Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Securities to Subscriber. Subscriber shall deliver to the Company, no later than one (1) Business Day prior to the Closing Date as set forth in the Closing Notice, (a) the Purchase Price for the Subscribed Securities by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing and (b) such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Securities to Subscriber at the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber at the Closing (i) the Subscribed Notes in book entry form, free and clear of any liens or other restrictions (other than those arising under the Indenture, this Subscription Agreement or applicable state or federal securities laws), and (ii) the Warrant Agreement executed by the Company, evidencing the issuance to Subscriber of the Subscribed Warrants on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than one (1) Business Day thereafter) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber and any book entries shall be deemed cancelled. Subscriber shall not be required to deliver to the Company on more than two (2) occasions, the Purchase Price pursuant to a Closing Notice; provided, however, that if a second Closing Notice is delivered following the return of the delivery of the Purchase Price pursuant to the first Closing Notice, then the Company shall reimburse Subscriber the lesser of (x) [***] and (y) [***]. Notwithstanding such return or cancellation, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

c. The Closing shall be subject to the satisfaction or valid waiver in writing by each of the parties hereto (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:

(i)  no suspension of the qualification of any of the Subscribed Securities or the Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and the shares of Common Stock underlying the Subscribed Notes and Subscribed Warrants (the “Underlying Shares”) shall have been approved for listing on The Nasdaq Stock Market LLC (“NASDAQ”), subject to official notice of issuance;

(ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived, and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing; and

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect).

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)  all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than (x) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and (y) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)  all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than (x) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and (y) representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) there shall have been no amendment, waiver or modification to the Transaction Agreement after the Amendment Date that materially and adversely affects the Company or the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent;

(iv) the Company shall not have entered into any Other Subscription Agreement relating to Notes with a lower purchase price per $1,000 principal amount of the Subscribed Notes or other terms (economic or otherwise) more favorable to such Other Subscriber than as set forth in this Subscription Agreement, other than with respect to (a) the amounts, price and types of the Company’s securities to be subscribed for and purchased by the Other Subscribers, (b) certain fees payable by Presto to and board observer rights granted to Lake Vineyard Fund LP and Silver Rock Empire Fund LP—Series 2022 and their affiliates, (c) the purchase of Common Stock from the Sponsors (as defined herein), (d) certain rights to nominate a member of the Company’s board of directors after and contingent upon the Closing, (e) certain closing conditions in the Other Subscription Agreements relating to the Subscribed Notes, (f) (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber and (ii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity and (g) certain registration rights;

(v) there has not occurred a Company Material Adverse Effect;

(vi) the Company shall have paid all reasonable and documented out-of-pocket legal, accounting and diligence fees and expenses of Subscriber incurred in connection with this Subscription Agreement, the Indenture and the other documents relating thereto, including all reasonable and documented fees and expenses of Milbank LLP, as counsel to Subscriber, such fees and expenses not to exceed $[***] in the aggregate, to the extent invoiced at least one (1) Business Day prior to the Closing Date;

(vii)   provided the Transaction is consummated, the Company shall have paid a one-time fee to Subscriber equal to 2.0% of the aggregate principal amount of the Subscribed Notes, and the Sponsors shall have transferred an aggregate of 600,000 of the shares of Common Stock that are owned by the Sponsors to Subscriber;

(viii) there shall be no Default or Event of Default (each as defined in the Indenture) under the Indenture as of the Closing Date on a pro forma basis after giving effect to the Transaction;

(ix) the Company shall not have received any consideration from any Other Subscriber that is not otherwise contemplated in such Other Subscription Agreement as in effect as of the date hereof in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Other Subscriber in a manner that is more favorable than Subscriber, or (ii) to treat Subscriber in a manner that is less favorable than any Other Subscriber; provided, however, that the determination of whether Subscriber has been treated more or less favorably than any Other Subscriber shall disregard any other securities (other than the Subscribed Notes) of the Company purchased by Subscriber or Other Subscriber, respectively;

(x) on or prior to the Closing Date, the Company shall have delivered to Subscriber customary payoff letters or other reasonably satisfactory customary documentation in connection with (A) the termination and permanent repayment of amounts outstanding under the Venture Loan and Security Agreement, dated as of March 5, 2021, by and between Horizon Technology Finance Corporation, as lender and collateral agent, and Presto, as borrower, (B) the termination and permanent repayment of amounts outstanding under the Venture Loan and Security Agreement, dated as of March 11, 2022, by and between Lago Innovation Fund II, LLC, as collateral agent, the other lenders from time to time party thereto, and Presto, as borrower, (C) the termination and permanent repayment of amounts outstanding under the receivables financing agreement, dated April 27, 2021, by and between Nirvana Funding II, LLC and Presto, each to be terminated and repaid substantially concurrently with Closing and (D) the termination and permanent repayment of amounts outstanding under any other existing financing arrangement, agreement or facility that would be classified as long-term debt in accordance with generally accepted accounting principles in the U.S. (“GAAP”);

(xi) (A) prior to the Closing Date, the Company shall have delivered to Subscriber final documentation, in a form reasonably satisfactory to Subscriber and consistent with the term sheet previously delivered to Subscriber on July 21, 2022, with respect to a new Venture Loan and Security Agreement by and between Lago Innovation Fund II, LLC, as collateral agent, the other lenders from time to time party thereto, and Presto, as borrower (the “New Lago Loan Facility”), (B) on the Closing Date, after giving effect to the repayments set forth in Section 2(e)(x), the Company would have no outstanding long-term debt in accordance with GAAP other than up to $15,000,000 of senior secured debt of the Company under the New Lago Loan Facility and the Subscribed Notes and (C) on the Closing Date, the Company shall have delivered to Subscriber a certificate signed by the Chief Financial Officer of the Company attesting to the outstanding debt balance under the New Lago Loan Facility and certifying that, after giving effect to the repayments set forth in Section 2(e)(x), the Company would have no other outstanding long-term debt in accordance with GAAP on its balance sheet as of the Closing Date;

(xii)  after giving effect to all fees and expenses in connection with the Transaction, the Company shall have at least $45,000,000 in unrestricted cash and cash equivalents on its balance sheet as of the Closing Date, and shall have delivered to Subscriber a certificate signed by the Chief Financial Officer of the Company with a schedule showing all such accounts in which such unrestricted cash and cash equivalents will be credited and providing for the Company’s calculation of its cash balance as of the Closing Date;

(xiii) the Company shall have delivered to Subscriber evidence reasonably satisfactory to Subscriber that the gross proceeds received by the Company from the issuance of Common Stock pursuant to the Other Subscription Agreements is at least $60,000,000 on the Closing Date; and

(xiv) the Company and Subscriber shall have entered into the Confidentiality Agreement (as defined herein).

f.  Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

g. For the avoidance of doubt, the Closing shall not be subject to Company’s consummation of the transactions pursuant to the Other Subscription Agreements.

3. Company Representations and Warranties.  The Company represents and warrants to Subscriber and the Placement Agents (as defined below) that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement; and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, (A) would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis) or (B) would prevent, materially delay or materially impede the performance by the Company or its subsidiaries of their respective obligations under this Subscription Agreement, including the sale of the Subscribed Securities, the Transaction Agreement or the consummation of the Transaction.

b. As of the Closing Date, the Subscribed Notes and Subscribed Warrants will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware.

c. The Underlying Shares have been duly authorized and, when issued and delivered to Subscriber upon conversion of the Subscribed Notes or Subscribed Warrants, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware.

d. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

e. The Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered by the Trustee, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

f.  The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Securities, the issuance and delivery of the Underlying Shares in accordance with the terms of the Indenture and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities.

g. Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Nasdaq Stock Market) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the registration statement pursuant to Section 5 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“Commission”) under Regulation D of the Securities Act, if applicable; (iv) those required by the Nasdaq Stock Market, including with respect to obtaining shareholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (vii) such as have been or will have been obtained, made or given on or prior to the Closing Date, and (viii) those the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities.

h. As of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The description of the business and financial information of Presto set forth in the presentation dated April 2022 (the “Investor Presentation”) made available to the undersigned prior to the Amendment Date, and as amended through the Closing Date, shall be consistent in all material respects with the description of the business and financial information of Presto described or included in the definitive proxy statement of the Company filed in connection with the approval of the Transaction by the stockholders of the Company. Notwithstanding the foregoing, with respect to the proxy statement/prospectus filed or to be filed by the Company with respect to the Transactions or any other information relating to the Transactions or to Presto or any of its affiliates included in any SEC Report or filed as an exhibit thereto, the representation and warranty in this sentence is made to the Company’s knowledge.

i.  As of the date hereof and as of immediately prior to the Closing, the authorized share capital of the Company consists of 50,000,000 shares of Common stock and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized share capital of the Company will consist of 180,000,000 shares of Common Stock and 1,500,000 Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 1,255,018 shares of Common Stock (excluding shares held by the Sponsors and other insiders of the Company (the “Founder Shares”)), 4,312,500 Founder Shares and no Preferred Shares were issued and outstanding; (ii) 17,250,000 public warrants, each exercisable to purchase one-half of one share of Common Stock at $11.50 per full share and 6,675,000 private placement warrants, (including 900,000 private placement warrants that will be cancelled at the Closing Date) each exercisable to purchase one share of Common Stock at $11.50 per full share (together “Warrants”), were issued and outstanding; (iii) 17,250,000 rights, each right entitling the holder to receive one-twentieth of one share of common stock upon the consummation of the Transaction; and (iv) no Common Stock was subject to issuance upon exercise of outstanding options. As of the date hereof, the Company has no outstanding long-term indebtedness for borrowed money that is or would be required to be recognized as a long-term liability in accordance with generally accepted accounting principles (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering and/or warrant liability accounting treatment of the Company’s private placement warrants and/or public warrants) and will not have any long-term indebtedness for borrowed money that is or would be required to be recognized as a long-term liability in accordance with generally accepted accounting principles immediately prior to and as of the Closing (other than indebtedness disclosed in the SEC Reports or the Company’s registration statement on Form S-4 (No. 333-263516), as amended, prior to the Closing Date) and all outstanding convertible promissory notes heretofore issued by Presto will have been converted into Common Stock pursuant to the terms of the Transaction Agreement as of the Closing. Immediately following the Closing, (i) 2,599,187 Founder Shares (including 90,000 Founder Shares not held by the Sponsors) and 6,675,000 private placement warrants (including 900,000 private placement warrants that will be cancelled at the Closing Date) will be fully vested, (ii) 624,500 Founder Shares will be subject to vesting pursuant to the vesting provisions to be set forth in that certain Amended and Restated Sponsors Support Agreement by and among the Company, Presto, the Sponsors, Presto’s directors and officers and certain affiliates of the Sponsors and (iii) the public warrants will have an exercise price of $8.21. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) this Subscription Agreement, (ii) the Other Subscription Agreements, (iii) the Transaction Agreement, (iv) any agreement(s) that the Company may enter into with third parties for the purpose of recapturing or reducing the shares of Common Stock redeemed by public shareholders, (such agreement(s), the “Forward Purchase Agreement”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on December 30, 2020 pursuant to which the Company’s sponsor and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, (B) as contemplated by the Transaction Agreement and (C) the Forward Purchase Agreement. With the exception of the Warrants, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Securities or (ii) the securities to be issued pursuant to any Other Subscription Agreement. Subscriber understands and acknowledges the Sponsors may from time to time enter into various agreements relating to the transfer of the Founder Shares and private placement warrants in furtherance of the Transaction, and that such agreements shall not be in violation of this Subscription Agreement so long as the aggregate number of outstanding Founder Shares or private placement warrants do not increase, the Sponsors shall promptly notify Subscriber if the aggregate number of Founder Shares or private placement warrants decrease as a result of such agreements.

j.  Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities, as of the Amendment Date, there is no (i) suit, action, investigation, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or any of its directors or officers in their capacities as such or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company or any of its directors or officers in their capacities as such.

k. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq Stock Market under the symbol “VTAQ.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Nasdaq Stock Market or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the Nasdaq Stock Market. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act. The Company will file a listing application with NASDAQ for the Underlying Shares and such application has been, or prior to Closing will be, approved by NASDAQ.

l.  Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Nasdaq Stock Market.

m. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Securities by the Company to Subscriber.

n. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Securities.

o. Except for each of William Blair & Company, L.L.C. (“William Blair”), Truist Securities, Inc. (“Truist”) and Chardan Capital Markets, LLC (“Chardan” and together with William Blair and Truist, the “Placement Agents” and each a “Placement Agent”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Securities to Subscriber (it being understood that fees payable to the Placement Agents in connection with the sale of the Aggregate Subscribed Securities were not derived from Subscriber nor from Subscriber’s investment in the Subscribed Notes).

p. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities, the Company is, and has been since its inception, in compliance with all laws applicable to the conduct of the business of the Company. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

q. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Subscribed Securities not being exempt from the registration requirements of Section 5 of the Securities Act.

r.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect, and to the Company’s knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses or other authority.

s.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Subscription Agreement or the right of the Company to enter into this Subscription Agreement, or to consummate the transactions contemplated thereby, or that might result, if determined adversely to the Company, in a material adverse effect, or in any material change in the current equity ownership of the Company.

t.  To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all (a) patents, patent applications and inventions; (b) trademarks, service marks, trade names, trade dress, logos, domain names or corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (d) computer software, data, and databases and documentation thereof; (e) trade secrets and other confidential information; and (f) licenses, information and proprietary rights and processes necessary for its business as now conducted. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

u. The Company has not entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Transaction Agreement, (ii) any agreement or arrangement contemplated by the Transaction Agreement, which for the avoidance of doubt, includes the Forward Purchase Agreement, (iii) as disclosed in the Company’s filings with the Commission and (iv) the Other Subscription Agreements. The Other Subscription Agreements reflect terms with respect to the purchase of the Notes that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement other than such Other Subscription Agreements containing any of the following: (t) the amounts, price and types of the Company’s securities to be subscribed for and purchased by the Other Subscribers, (u) certain fees payable by Presto to and board observer rights granted to Lake Vineyard Fund LP and Silver Rock Empire Fund LP — Series 2022 and their affiliates, (v) the purchase of Common Stock from the Sponsors (as defined herein), (w) certain rights to nominate a member of the Company’s board of directors after and contingent upon the Closing, (x) certain closing conditions in the Other Subscription Agreements relating to the Subscribed Notes, (y) (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber and (ii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity and (z) certain registration rights.

v. The Company will use commercially reasonable efforts to make the Subscribed Notes DTC-eligible and delivered in book-entry form pursuant to the DWAC procedures of The Depository Trust Company (“DTC”), which will act as the securities depository for the Notes, free and clear of any liens or other restrictions (other than those arising under the Indenture, this Subscription Agreement or applicable state or federal securities laws), in the name of a custodian designated by Subscriber (which custodian shall have properly posted such DWAC for release by the Trustee through the facilities of DTC).

4. Subscriber Representations and Warranties.  Subscriber represents and warrants to the Company that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Securities and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Securities.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) satisfying the applicable requirements set forth on Annex A; (ii) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities and is an “institutional account” as defined by FINRA Rule 4512(e).

e. Subscriber understands that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act. Subscriber understands that the Subscribed Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Securities and the Underlying Shares and may be required to bear the financial risk of an investment in the Subscribed Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Securities and the Underlying Shares.

f.  Each book entry for the Subscribed Securities shall contain a notation, and each certificate (if any) evidencing the Subscribed Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXERCISE OF THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT EITHER (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (as defined in Rule 144A under the Securities Act) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS AN institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) AND (2) AGREES FOR THE BENEFIT OF (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

g. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

h. Subscriber agrees that none of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Securities. On behalf of itself and its affiliates, Subscriber releases each of the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

i.  In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants set forth herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company and the Transaction (including Presto and their respective subsidiaries (collectively, the “Acquired Companies”)). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities. Subscriber acknowledges and agrees that none of the Placement Agents, nor any respective affiliates of the Placement Agents have provided Subscriber with any information or advice with respect to the Subscribed Securities nor is such information or advice necessary or desired. None of the Placement Agents nor any of their respective affiliates have made or make any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Securities and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Securities to Subscriber, none of the Placement Agents nor any of their respective affiliates have acted as a financial advisor or fiduciary to Subscriber. Each of the Placement Agents is acting solely as placement agent to the Company and is not acting as an underwriter or in any other capacity or as a fiduciary for the Company or any other person or entity in connection with the Transaction and none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Subscribed Securities. Subscriber acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Subscribed Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company.

j.  Subscriber acknowledges and agrees that (i) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, and (ii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transactions.

k. Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber and the Company and the Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber and the Company. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

l.  Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities and the Underlying Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities and the Underlying Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

m. Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Securities and the Underlying Shares and determined that the Subscribed Securities and the Underlying Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

n. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or the Underlying Shares or made any findings or determination as to the fairness of this investment.

o. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Securities were legally derived.

p. As of the Amendment Date, and during the 30-day period immediately prior to the Amendment Date, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Securities covered by this Subscription Agreement.

q. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Securities and the Underlying Shares and none of the acquisition, holding and/or transfer or disposition of the Subscribed Securities and the Underlying Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.

r. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).

s. Subscriber agrees that, notwithstanding Section 8(i), the Placement Agent may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

5. Registration of Subscribed Securities. On the Closing Date, the Company and Subscriber shall execute the registration rights agreement, in substantially the form attached as Exhibit F to the Transaction Agreement (the “Registration Rights Agreement”), pursuant to which the Company shall agree to register the resale of the (i) the Subscribed Notes, (ii) shares of Common Stock issuable upon (x) conversion of the Subscribed Notes and (y) exercise of the Subscribed Warrants, (iii) the Warrants in accordance with the terms provided therein and (iv) any shares of Common Stock then held by Subscriber that have not been registered for resale. Upon execution and delivery of the Registration Rights Agreement by Subscriber, Subscriber and each permitted transferee of a Subscribed Security that receives Subscribed Securities in compliance with the restrictions on transfer contained in and pursuant to the Registration Right Agreement shall have the rights of a “Holder” therein, and all of the Subscribed Securities shall constitute “Registrable Securities” under the Registration Rights Agreement.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the date (the “Termination Date”) that is the earlier to occur of (a)September 30, 2022, (b) such date and time as the Transaction Agreement is terminated in accordance with its terms, (c) the mutual written agreement of the Company and Subscriber to terminate this Subscription Agreement or (d) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

7. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company; and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 7 shall be deemed to limit (x) any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by Subscriber of its shares of public Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement or (y) any Subscriber’s recourse against assets held outside of the Trust Account or held by the post-Closing combined entity. Each Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Subscribed Securities pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise, except as set forth in the Indenture.

8. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient; (ii) when sent by electronic mail, on the date of transmission to such recipient; provided that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 8(a); (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a).

b. Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. The Company shall be solely responsible for and shall bear all of costs and expenses incurred by or on behalf of the Company in connection with this Subscription Agreement. If the transaction is consummated, the Company shall reimburse Subscriber on the Closing Date for all reasonable and documented out-of-pocket legal, accounting and diligence fees and expenses of Subscriber incurred in connection with this Subscription Agreement, the Indenture and the other documents relating thereto, including the reasonable and documented fees and expenses of Milbank LLP, as counsel to Subscriber, such fees and expenses not to exceed $[***] in the aggregate, to the extent invoiced at least one (1) Business Day prior to the Closing Date. In the event the Transaction is not consummated, unless Subscriber has materially breached its obligations hereunder, Presto shall reimburse Subscriber within 10 Business Days from the Subscriber’s request for reimbursement for all reasonable and documented out-of-pocket legal, accounting and diligence fees and expenses of Subscriber incurred in connection with this Subscription Agreement, the Indenture and the other documents relating thereto, including the reasonable and documented fees and expenses of Milbank LLP, as counsel to Subscriber, such fees and expenses not to exceed $[***] in the aggregate. This Section 8(d) shall survive the termination of this Subscription Agreement. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Securities acquired hereunder, if any) may be transferred or assigned.

e. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

h. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company and Subscribers then holding a majority of the Aggregate Subscribed Securities then committed to be purchased at the Closing by (or, if after the Closing, then held by) all Subscribers (the “Required Subscribers”). Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscribers in conformance with this Section 8(h), such amendment, modification, waiver or termination shall be binding on all Subscribers and effective as to all of the Subscription Agreements. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against any Subscriber unless such amendment, modification or waiver applies to all Subscribers equally; (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Securities held by such Subscriber), shall require the consent of such Subscriber; (iii) any amendment to Section 2(e)(vii) and (viii), Section 3(g), Section 5, or Section 6 (to amend the definition of Termination Date) or this Section 8(h) of this Subscription Agreement; and (iv) any amendment, modification or other change that alters the Purchase Price, or the number of Subscribed Securities shall require the consent of the undersigned Subscriber.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m.  This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Placement Agent shall be an intended third-party beneficiary of the representations and warranties of the Company in Section 3 hereof and of Subscriber in Section 4 hereof.

n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

o. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

p. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

q. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above. For the avoidance of doubt, in accordance with Section 6, all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof by September 30, 2022 (if this Subscription Agreement has not been terminated earlier, in which case all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof on such termination date).

r. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. For the avoidance of doubt, in accordance with Section 6, all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof by September 30, 2022 (if this Subscription Agreement has not been terminated earlier, in which case all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof on such termination date).

s. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the Amendment Date, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or the Placement Agent. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under Nasdaq Stock Market regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

t. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

u. Following the Closing Date, Company shall hold regular quarterly conference calls to discuss the Company’s financial results during the previous quarter.

v. Following the Closing Date, for so long as Subscriber holds no less than 50.0% of the Subscribed Notes (or shares issued in conversion thereof) purchased on the Closing Date, Subscriber shall be entitled to designate one natural person from time to time to serve as an observer of the board of directors of the Company (the “Board”) (a “Board Observer”). Each of the Company and Subscriber shall take commercially reasonable efforts to negotiate in good faith a customary non-disclosure agreement between the Company and Subscriber in a customary form provided by the Company and to be agreed between the parties including a “cleansing protocol” (the “Confidentiality Agreement”). Subject to entry into the Confidentiality Agreement, the Board Observer may attend and participate in any meeting of the Board or any committee thereof as a non-voting observer (for the avoidance of doubt, the Board Observer shall not be obligated to attend and participate in meetings of the Board or any committee thereof). The Board Observer shall not (i) be deemed to be a member of the Board, (ii) have the right to vote on any matter presented to the Board or committee thereof, (iii) be considered or required for purposes of establishing quorum, and (iv) have the right to propose or offer any motions or resolutions to the Board. The Board Observer shall, subject to execution of the Confidentiality Agreement, have the right to (i) receive the same materials distributed to the Board and any committee thereof, (ii) receive notice of all meetings of the Board and any committee thereof and (iii) otherwise fully participate in meetings and discussions of the Board and any committee thereof (whether in person or by telephone), except for the right to vote; provided, however, the Board Observer shall adhere and be subject to, and act consistently with, the policies of the Board. Notwithstanding the foregoing, Subscriber agrees that the Board Observer may be excluded from access to any material or meeting or portion thereof if the Board or committee of the Board determines in good faith that (A) such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company or its subsidiaries and counsel, or any privilege under any common interest or joint defense doctrine, (B) such materials or discussion relates to items in which Subscriber or its Affiliates have a conflict of interest or otherwise relate to any potential transactions (including but not limited to transactions relating to the convertible notes or common stock issuable upon conversion) between or among the Company or its Affiliates and such persons, or (C) such exclusion is necessary to avoid disclosure that is restricted by any agreement to which the Company or its Affiliates is a party or otherwise bound and (iii) nothing herein shall prevent the Board or any committee of the Board from taking any action by written consent; provided, however, that the Company shall provide notice to the Board Observer of (a) any meeting of the Board or any committee thereof from which the Board Observer was excluded and (b) any action taken by written consent of the Board or any committee of the Board within 24 hours after such meet has been held or such action has been taken. At any time and from time to time, Subscriber may revoke such Board Observer designation, for any period of time, by providing notice to the Company.

w. This Subscription Agreement amends and restates the Original Subscription Agreement in its entirety. All amendments to the Original Subscription Agreement effected by this Subscription Agreement, and all other covenants, agreements, terms and provisions of this Subscription Agreement, shall have effect as of the date hereof unless expressly stated otherwise.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, Subscriber and Presto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

VENTOUX CCM ACQUISITION CORP.

By:	/s/ Edward Scheetz
	Name:	Edward Scheetz
	Title:	Chairman and Chief Executive Officer

Address for Notices:

1 East Putnam Avenue, Floor 4 Greenwich, CT

[Signature Page to Ventoux CCM Acquisition Corp Subscription Agreement]

SUBSCRIBER:

Lake Vineyard Fund LP

By: Silver Rock Capital Partners LP, its trading adviser

By:	/s/ Patrick Hunnius
Name:	Patrick Hunnius
Title:	General Counsel and CCO

Address for Notices:

12100 Wilshire Blvd., Suite 1000 Los Angeles, California 90025

Name in which shares are to be registered:
[***]

Aggregate Principal Amount of Subscribed Notes subscribed for:	$	[***]
Aggregate Number of Subscribed Warrants subscribed for:		[***]
Aggregate Purchase Price:	$	[***]

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Ventoux CCM Acquisition Corp Subscription Agreement]

SUBSCRIBER:

Silver Rock Empire Fund LP — Series 2022

By: Silver Rock Capital Partners LP, its investment adviser

By:	/s/ Patrick Hunnius
Name:	Patrick Hunnius
Title:	General Counsel and CCO

Address for Notices:

12100 Wilshire Blvd., Suite 1000 Los Angeles, California 90025

Name in which shares are to be registered:
[***]

Aggregate Principal Amount of Subscribed Notes subscribed for:	$	[***]
Aggregate Number of Subscribed Warrants subscribed for:		[***]
Aggregate Purchase Price:	$	[***]

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Ventoux CCM Acquisition Corp Subscription Agreement]

PRESTO

E la Carte, Inc.

By:	/s/ Rajat Suri
Name:	Rajat Suri
Title:	Chief Executive Officer

[Signature Page to Ventoux CCM Acquisition Corp Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.  QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B. ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.  AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

☐	Any entity in which all of the equity owners are accredited investors;

☐	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such Act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)–1): (i) With assets under management in excess of $5,000,000, (ii) That is not formed for the specific purpose of acquiring the securities offered, and (iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

☐	Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)–1), of a family office meeting the requirements in paragraph (a)(12) of this section 501(a) and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

[Specify which tests: ___________________________________	]

SUBSCRIBER:

Print Name:

By:
Name:
Title: